                                                                    EXHIBIT A-1



RESOLVED, that the proper officers of AIM Millennium Alternative Strategies Fund, a Delaware statutory trust (the "Fund"), be and they hereby are authorized and directed to prepare and send to the Securities and Exchange Commission (the "Commission") a request, pursuant to Rule 477 under the Securities Act of 1933, as amended, that the Commission consent to the Fund's withdrawal of its Registration Statement on Form N-2, filed with the Commission on February 9, 2001;

FURTHER RESOLVED, that the proper officers of the Fund be and they hereby are authorized and directed to prepare and file with the Commission an application, and any and all amendments thereto, for an order of the Commission pursuant to
Section 8(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), declaring that the registration of the Fund shall cease to be in effect;

FURTHER RESOLVED, that the proper officers of the Fund be and they hereby are authorized and directed to prepare and send to the Commission a withdrawal of the Fund's Application for an Order Pursuant to Sections 6(c) and 17(d) of the 1940 Act, and Rule 17d-1 thereunder, filed with the Commission on November 15, 2000;

FURTHER RESOLVED, that the proper officers of the Fund be and they hereby are authorized and directed to prepare and file with the Secretary of State of the State of Delaware a certificate of cancellation canceling the certificate of trust of the Fund;

FURTHER RESOLVED, that the proper officers of the Fund be and they hereby are authorized and directed to negotiate, execute and deliver, without further action of this Board, such certificates, agreements, instruments and other documents and take or cause to be taken all such other action as in their judgment may be necessary or desirable to carry out the purposes of the foregoing resolutions; and

FURTHER RESOLVED, that the aforesaid officers executing the aforesaid documents be and they hereby are authorized to execute and deliver the foregoing documents and any other documents containing such modifications from the foregoing documents as such officers executing the same in their sole discretion may deem necessary and in the best interests of the Fund, such determination to be conclusively evidenced by the execution and delivery hereof.

                                     A-1